Exhibit 2(n)(2)

                      CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Trustees and Shareholders of Royce Micro-Cap Trust, Inc.:

We consent to the reference to our Firm in the initial Registration Statement of Royce Micro-Cap Trust, Inc. on Form N-2 (File No. 333-XXXX) under the Securities Act of 1933 and Amendment No. 4 under the Investment Company Act of 1940 (File No. 811-8030). We further consent to the reference to our Firm under the heading "Experts" in the Prospectus.

                                   COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
June 5, 1997